UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 17, 1999


                          SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)


         DELWARE                       0-14299                87-0410875
(state or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                   Identification No.)


     46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                 48374
      Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:  (248) 305-9410




Item 2. Acquisition or Disposition of Assets.

           On September 17, 1999, the registrant, Secom General Corporation and its Subsidiary Uniflow Corporation (collectively known as the "Company"), signed a $5.1 million Settlement Agreement and Mutual Release with General Motors Corporation ("GM"). The agreement requires the Company to sell equipment used to manufacture transmission shafts, and to release GM from any claims arising from the transmission shaft program. The Company has received approximately $3.9 million of the $5.1 million total settlement to date. The remaining balance of approximately $1.2 million will be received within the next few months after the Company completes its remaining shaft inventory and GM takes possession of the remaining equipment.






                                 EXHIBIT LIST

EXHIBIT NO.                DESCRIPTION
-----------                -----------
   2.1              Settlement Agreement and Mutual Release
                      dated September 17, 1999 among Uniflow
                      Corporation, Secom General Corporation
                      and General Motors Corporation.

   2.2              Bill of Sale and Purchase Agreement dated
                      September 17, 1999 among Uniflow
                      Corporation, Secom General Corporation
                      and General Motors Corporation.





                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

                                 SECOM GENERAL CORPORATION
                                 (Registrant)



                                  By:  /s/ Scott J. Konieczny
                                       -------------------------
                                        Scott J. Konieczny
                                        Chief Financial Officer

Dated:  September 24, 1999.